UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Southern First Bancshares, Inc.

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SOUTHERN FIRST BANCSHARES, INC.
100 Verdae Boulevard, Suite 100
Greenville, South Carolina 29607

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

We cordially invite you to attend the 2010 Annual Meeting of Shareholders of Southern First Bancshares, Inc., the holding company for Southern First Bank. At the meeting, we will report on our performance in 2009 and answer your questions. We look forward to discussing both our accomplishments and our future plans with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 18, 2010 at The Poinsett Club at 807 East Washington Street, Greenville, South Carolina at 5:00 p.m. for the following purposes:

  To elect four members to the board of directors;
  To approve the 2010 Southern First Bancshares, Inc. Stock Incentive Plan (the "Stock Incentive Plan");
  To vote on an advisory, non-binding resolution approving the compensation of the company's named executive officers as disclosed in this proxy statement;
  To grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient affirmative votes present at the Annual Meeting to approve the Stock Incentive Plan;
  To ratify the appointment of Elliott Davis, LLC as our independent registered public accountant; and
  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 31, 2010 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting. If your shares are held in "street name," you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

R. Arthur Seaver, Jr. Chief Executive Officer

Greenville, South Carolina
April 12, 2010

SOUTHERN FIRST BANCSHARES, INC.
100 Verdae Boulevard, Suite 100
Greenville, South Carolina 29607

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 18, 2010

Our board of directors is soliciting proxies for the 2010 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

The board of directors set March 31, 2010 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 3,143,181 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

If you hold your shares in street name, it is more important than ever that you cast your vote. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. New regulations prohibit your broker from voting uninstructed shares on a discretionary basis in the election of directors. Abstentions and broker non-votes will not be considered to be either a vote in favor of or against the election of any director or any of the other proposals.

When you sign the proxy card, you appoint Fred Gilmer, Jr. and R. Arthur Seaver, Jr. as your representatives at the meeting. Mr. Gilmer and Mr. Seaver will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Gilmer and Mr. Seaver will vote your proxy "FOR" the election to the board of directors of all nominees listed below under "Election of Directors," "FOR" the approval of the Stock Incentive Plan, "FOR" the approval of our executive compensation policies and procedures, "FOR" the chairperson of the Annual Meeting to have the authority to adjourn or postpone the Annual Meeting to solicit additional proxies for the approval of the Stock Incentive Plan, and "FOR" the ratification of our independent registered public accountant. In addition, if any other matters come before the meeting, Mr. Gilmer and Mr. Seaver will vote your proxy on such matters in accordance with his judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 12, 2010.

Important Notice of Internet Availability. The proxy statement, 2009 Annual Report on Form 10-K and the enclosed annual report overview are available to the public for viewing on the Internet at http://www.cfpproxy.com/6431. Directions to the Annual Meeting can be obtained by contacting Ms. Ellen Kish at 864.679.9000.

In addition, the above items and other SEC filings are also available to the public on the SEC's website on the Internet at www.sec.gov.

Upon written or oral request by any shareholder, we will deliver a copy of our Form 10-K, this proxy statement and the enclosed annual report overview to our shareholders at a shared address to which a single copy of the document was delivered.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class I directors will expire at the 2012 Annual Shareholders Meeting. The terms of the Class II directors expire at this Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2011 Annual Shareholders Meeting. Our current directors and their classes are:

Class I	Class II	Class III
Mark A. Cothran	Leighton M. Cubbage	Andrew B. Cajka
Rudolph G. Johnstone, III, M.D.	David G. Ellison	Anne S. Ellefson
R. Arthur Seaver, Jr.	James B. Orders, III	Fred Gilmer, Jr.
	William B. Sturgis	Tecumseh Hooper, Jr.

Shareholders will elect four nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2013 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected. Shareholders do not have cumulative voting rights with respect to the election of directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Gilmer and Mr. Seaver will vote your proxy to elect Messrs. Cubbage, Ellison, Orders, and Sturgis as Class II directors. If any of these nominees are unable or fail to accept nomination or election (which we do not anticipate), Mr. Gilmer and Mr. Seaver will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the Class II nominees, each of whom is also a director of our subsidiary, Southern First Bank, and has been a director of the company since its formation in 1999.

The board of directors unanimously recommends that you vote "FOR" the election of Leighton M. Cubbage, David G. Ellison, James B. Orders, III, and William B. Sturgis as Class II directors.

Leighton M. Cubbage, 57, Class II director, was the co-founder, president, and chief operating officer of Corporate Telemanagement Group in Greenville, South Carolina from 1989 until 1995. Since 1995, Mr. Cubbage has been a private investor maintaining investment interests in a real estate company, a weekly newspaper, and car dealerships. He is a 1977 graduate of Clemson University with a bachelor's degree in political science. Mr. Cubbage was chairman of the Greenville Hospital System board of trustees and was a former member of the Greenville Technical College Foundation Board. Mr. Cubbage was the chief executive officer of Champion Communications, Inc., a telecommunications company that filed for bankruptcy in July 2008. He currently serves on the board of directors of the Greenville Chamber of Commerce. His leadership experience, extensive knowledge of the technology industry and corporate management enhance his ability to contribute to the company as a director.

David G. Ellison, 60, Class II director, has been a managing director of Northwestern Mutual Financial Network since 1983. Mr. Ellison is a 1972 graduate of Furman University where he received a bachelor's degree and a 1976 graduate of the Clemson-Furman University Program where he received a master in business administration. Mr. Ellison is serving a fourth term on the board of trustees of Furman University, where he is a former board chair. He is a past president of both the Furman Alumni Association and Furman Paladin Club. He has also served on the board of trustees for United Way of Greenville County. He is a prior commissioner of the Greenville Housing Authority. He has extensive financial experience primarily in the insurance industry and has corporate governance experience with a number of nonprofit organizations which provide a valuable perspective as a director.

James B. Orders, III, 57, Class II director, is the chairman of our board of directors. Since 1986, he has been the president of Park Place Corporation, a company engaged in the manufacture and sale of mattresses to the wholesale market. Mr. Orders is chairman of Comfortaire Corporation and a director of Orders Realty Co., Inc., a real estate development and management company that is a wholly-owned subsidiary of Park Place Corporation. He attended Clemson University from 1970 until 1974. Mr. Orders is a past president of the International Sleep Products Association, a past president of the Downtown Rotary Club, a past member of the advisory board of Greenville National Bank and a past member of the advisory board of Carolina First Bank. He currently serves on the boards of Lay Christian Association and Cox Industries. He has executive management experience in national sales markets in addition to experience in the South Carolina real estate market. His leadership abilities and long connection to the local community enhance his ability to serve on the board of directors.

William B. Sturgis, 75, Class II director, held various executive positions with W.R. Grace & Co. from 1984 until his retirement in 1997, including executive vice president of W.R. Grace's worldwide packaging operations and president of its

North American Cryovac Division. Mr. Sturgis graduated from Clemson University in 1957 with a degree in chemical engineering and is a graduate of the Advanced Management Program at Harvard. He is active with Clemson University, serving on the Foundation Board, and the Engineering and Science Advisory Board. He is a Trustee of the First Presbyterian Church in Greenville. His extensive and varied experience in executive management, which includes an international company, and other board oversight experience, including that of a large public university, provides a valuable perspective as a director.

Set forth below is information about our company's and bank's other directors each of whom has been a director of our company since our formation in 1999 and is also a director of our subsidiary bank.

Andrew B. Cajka, 50, Class III director, is the founder and president of Southern Hospitality Group, LLC, a hotel management and development company in Greenville, South Carolina. Prior to starting his own business, Mr. Cajka was a managing member of Hyatt Hotels Corporation from 1986 until 1998. He is a 1982 graduate of Bowling Green State University. He currently serves as vice chairman of the board for St. Joseph's High School, as chairman of the Greenville County Research and Technology Development board, and as a board member for the Metropolitan Arts Council, and the Red Cross. He is a past chairman and present treasurer of the Greenville Convention and Visitors Bureau and past chairman of the Greenville Tech Hospitality Board. He is a previous member of the BMW Nationwide Tournament advisory board. Mr. Cajka has served as a board member of the Urban League and Thornblade Board of Governors. Mr. Cajka served on the board of directors for the Greenville Chamber of Commerce and is past president of the downtown area council, as well as past chairman of Greenville Hospital Foundation Board and past chairman of the Children's Hospital. He has substantial development and management experience in the hospitality industry and is extensively involved in the local community, both of which enhance his ability to serve as a director.

Mark A. Cothran, 52, Class I director, is the president and owner of Cothran Properties, LLC, a real estate development company in Greenville, South Carolina. He has been with Cothran Properties, LLC since 1986. Mr. Cothran received his bachelor's degree in finance and banking from the University of South Carolina in 1980 and is a licensed real estate broker in the State of South Carolina. He currently serves on the Tax and Legislative Committee and the National Business Park Forum of the National Association of Industrial and Office Properties (NAIOP) for which he is also the past chairman. He is also the past president of the state chapter of NAIOP. He has served on the board of directors of the Greenville Chamber of Commerce, the Chamber of Commerce's Economic Development Board, and on the Advisory Board of Greenville National Bank. He currently serves on the board of directors of General Wholesale Distributors, Inc. His extensive experience in real estate and development activities, along with his long term ties to our local community, provide him with a valuable understanding of the key markets we serve.

Anne S. Ellefson, 55, Class III director, is an attorney and shareholder with Haynsworth Sinkler Boyd, P.A., where she has practiced law since 1979. Mrs. Ellefson is a 1976 graduate of the University of South Carolina where she received a bachelor's degree and a 1979 graduate of the University of South Carolina School of Law. Mrs. Ellefson previously served on advisory boards at both United Carolina Bank and BB&T. She is a past chairman of the Greater Greenville Chamber of Commerce and the United Way of Greenville County and formerly served on the board of directors of the South Carolina Chamber of Commerce. She currently serves on the Board of Governors of the South Carolina Bar Association and on the board of directors of the South Carolina Educational Television Endowment. She is also the past President of the South Carolina Bar Foundation. Her extensive legal experience, with a specialization in real estate, and significant leadership activities in local and state chamber and other development organizations give her useful insights and a valuable understanding of the key markets we serve.

Frederick "Fred" Gilmer, Jr., 73, Class III director, is a retired senior vice president of our bank. He is a seasoned banker with over 50 years of experience in the financial services industry. Mr. Gilmer was involved with the organization of Southern Bank and Trust Company and has held executive positions with two other banks in the Greenville area. He graduated from the University of Georgia in 1958 and the LSU Graduate School of Banking of the South in Baton Rouge, Louisiana in 1970. He is a graduate of Leadership Greenville and has served numerous organizations, including the Greenville Rotary Club, the YMCA, the United Way, and the First Presbyterian Church. He also is a past board member of Family Children Service, Goodwill Industries, Downtown Area Council, Greenville Little Theater, Greenville Cancer Society, South Carolina Arthritis Foundation, Freedom Weekend Aloft, and the Greenville Chamber of Commerce. He brings to the board an intimate understanding of our business and organization, as well as substantial leadership abilities, banking industry expertise, and management experience.

Tecumseh "Tee" Hooper, Jr., 62, Class III director, is a private investor. Mr. Hooper is the chief executive officer of General Wholesale Distributors, LLC, a Trane HVAC distributor in the state of South Carolina. Mr. Hooper is also chairman of the board of FGP International Inc., an executive and temporary placement service company and Sign Crafters, USA, a sign manufacturing and service company. He is also a director of Peregrine Energy, Inc., an energy management company. Mr. Hooper was the president of Modern Office Machines/ IKON Office Solutions in Greenville, South Carolina, from 1982 through 2001. Mr. Hooper graduated from The Citadel in 1969 with a degree in business administration, and he received a master in business administration from the University of South Carolina in 1971. Mr. Hooper has served the community as a board member of the Greenville Chamber of Commerce, Camp Greenville, YMCA Metropolitan, and the United Way, and as past president of the Greenville Urban League. Mr. Hooper has also served on the board of directors for Leadership Greenville, Leadership South Carolina, and also served as chairman of the South Carolina Department of Transportation, and of the Patriots Point Development Authority in Charleston. His deep ties to the local community, varied business career in executive management, including serving on the board of a publicly traded company, and experience with key government agencies provide him with a valuable perspective as a director.

Rudolph G. "Trip" Johnstone, III, M.D., 49, Class I director, is a physician who has practiced with the Cross Creek Asthma, Allergy, and Immunology medical clinic since 1992. He graduated from Washington & Lee University in 1982 with a degree in biology and from the Medical University of South Carolina in 1986. Dr. Johnstone served on the consulting board to Greenville National Bank from 1995 until 1998. He is on the board of directors of Allergy Partners, PA and is a past president of the Southeastern Asthma, Allergy, and Immunology Society. He has an extensive knowledge of and a connection to the medical community which is a targeted market for the bank.

R. Arthur "Art" Seaver, Jr., 46, Class I director, is the chief executive officer of our company and our bank. He has over 23 years of banking experience. From 1986 until 1992, Mr. Seaver held various positions with The Citizens & Southern National Bank of South Carolina. From 1992 until February 1999, he was with Greenville National Bank, which was acquired by Regions Bank in 1998. He was the senior vice president in lending and was also responsible for managing Greenville National Bank's deposit strategies prior to leaving to form Greenville First Bank. Mr. Seaver is a 1986 graduate of Clemson University with a bachelor's degree in financial management and a 1999 graduate of the BAI Graduate School of Community Bank Management. He is currently on the board of the Palmetto Society for the United Way, and the St. Francis Foundation and is past Chairman of the Community Bankers Council of the South Carolina Bankers Association. Past organizations that he has worked with include Leadership Greenville, the Greenville Chamber of Commerce, the South Carolina Network of Business and Education Partnership, Junior League, Junior Achievement, the Greenville Convention and Visitors Bureau, the United Way, and the First Presbyterian Church. His entire career has been in the banking industry, including experience in various roles at both regional and community banks. In addition, his experience with various local nonprofit organizations provides him with a valuable understanding of our community.

Other than R. Arthur Seaver, Jr., Chief Executive Officer of our company, whose information appears above in the list of directors, information regarding each of our executive officers is listed below.

James M. "Jim" Austin, III, 53, is an executive vice president and the chief financial officer of our company and the bank. He has over 31 years of experience in the financial services industry. From 1978 to 1983, Mr. Austin was employed by KPMG Peat Marwick, specializing in bank audits. Mr. Austin was employed from 1983 to 1995 with American Federal Bank as controller and senior vice president. From 1995 until 1997, Mr. Austin was the senior vice president and chief financial officer of Regional Management Corporation, and from December 1997 until June 1999, he was the director of corporate finance for HomeGold Financial, Inc. Mr. Austin is a 1978 graduate of the University of South Carolina with degrees in both accounting and finance. He is also a Certified Public Accountant and graduate of the University of Georgia's Executive Management's Savings Bank program. In addition, he is a graduate of Leadership Greenville. He has served on the community boards of River Place Festival, Junior Achievement, and Pendleton Place, and he is the past president of the Financial Manager's Society of South Carolina and former board member of the Young Manager's Division of the Community of Financial Institutions of South Carolina. He is past chairman of the board of directors for the Center for Development Services. He is active in the First Presbyterian Church and a current board member of the Greenville Free Medical Clinic and Truth Ministries. Mr. Austin is the chairman of Fidelity's National User Group board of directors.

Gwen G. Bridges, 49, is an executive vice president and risk management officer of our bank. She has over 20 years of banking experience. From 1984 to 1985, Ms. Bridges was employed by Ernst and Young. From 1985 to 1999 she worked in the banking and financial services industry, serving in various accounting and finance roles. Prior to joining the bank, she was Vice President and Treasurer of Regional Management Corporation. Ms. Bridges is a 1984 graduate of Clemson University with a bachelor's degree in Accounting. She has also completed the South Carolina Bankers School. She currently serves on the Women in Banking Committee of the United Way.

Frederick "Fred" Gilmer, III, 45, is an executive vice president and the senior lending officer of our bank. He has over 22 years of banking experience. From 1987 until 1999, Mr. Gilmer held various management positions with Wachovia Bank, N.A., including commercial lending, city executive, and vice president in private banking. Mr. Gilmer is a 1986 graduate of Clemson University with a bachelor's degree in management. He is also a graduate of Leadership Greenville. He has served on the community boards of Bon Secours St. Francis Foundation and the Metro YMCA, and he is a past chairman of Cleveland Street YMCA. Other activities include Greenville Chamber of Commerce, United Way loan executive, Greenville Convention and Visitors Bureau, and Rotary Club of Greenville. He is active at Buncombe Street United Methodist Church, serving in various roles.

F. Justin Strickland, 46, is president of our company and our bank. He has over 24 years of banking experience. From 1985 until 1993, Mr. Strickland held various positions with The Citizens & Southern National Bank of South Carolina. From 1993 until November 2006, he was with Carolina First Bank. From 1999 until November 2006, he held the position of South Carolina Midlands Market President. Mr. Strickland is a 1985 graduate of the University of South Carolina with a bachelor's degree in finance and the LSU Graduate School of Banking of the South in Baton Rouge, Louisiana in 1996. He is the past Chairman of the Greater Columbia Chamber of Commerce and the Chairman of the SC Bankers Association. He is also chairman of the Children's Trust of South Carolina. He formerly held the position as treasurer of the Saluda Shoal Foundation and is a past member of the boards of Columbia Urban League, Palmetto Health Foundation (past chairman), Junior Achievement (past chairman), the SC Bankers School (past chairman), and the Boy Scouts — Indiana Water Council. He is an active member of Saxe Gotha Presbyterian Church. He was a prior Chairman of the SC Bankers Association /Young Bankers Division where he received the SC Outstanding Young Bankers Award in 1999. He has been a member in the past with the Rotary Club, Sertoma Club, Business Association of Columbia, Salvation Army, and the United Way.

Michael M. "Mike" Strickland, 52, is an executive vice president and the chief portfolio risk officer of our bank. He has over 25 years of banking experience. From 1984 to 1986, Mr. Strickland was employed by The State of Florida as a Financial Examiner for the Division of Securities. From 1986 to 1991, he was employed by the Federal Deposit Insurance Corporation as a commissioned bank examiner. From 1991 to 1992 Mr. Strickland was employed by ComSouth Bancshares as a senior vice president with responsibilities over internal audit and loan review. From 1991 to 2005, Mr. Strickland was employed by The South Financial Group where he was executive vice president and corporate risk manager. From 2005 to 2007, Mr. Strickland was employed by Bankers-Solutions, LLC, a bank consulting company, where he served as shareholder and chief executive officer. Mr. Strickland is a 1984 graduate of Florida State University with a degree in finance and a 1996 graduate of the Stonier Graduate School of Banking. He has served on the compliance and credit committees of the South Carolina Bankers Association. He has served on the community boards of Junior Achievement, McCarter Community Pool, South Carolina State PTA and League Academy PTA. He is the past president of Lake Forest Elementary PTA and is the president of Wade Hampton High School PTSA. He is active in Aldersgate United Methodist church.

J. Edward "Eddie" Terrell, 47, is an executive vice president of our bank. He has over 24 years of business experience. He was the co-founder of NewSouth Communications, Inc. in Greenville, South Carolina from 1997 until 2003 and executive vice president of customer operations. Mr. Terrell was the executive vice president of customer operations for Corporate Telemanagement Group in Greenville, South Carolina from 1990 until 1995. From 1995 until 1996, Mr. Terrell was the regional vice president for customer operations with LCI International. He is a 1984 graduate of The Citadel, with a bachelor's degree in English. He serves on the board of the First Presbyterian Church Foundation, the Development Council for the Children's Hospital and is active at First Presbyterian Church and several local community organizations

Family and Business Relationships. Dr. Rudolph G. Johnstone, III, director, is Fred Gilmer, Jr.'s stepson and Fred Gilmer, III, executive vice president, is Fred Gilmer Jr.'s son. No other director has a family relationship with any other director or executive officer of the company.

Director Mark Cothran serves on the board of directors for General Wholesale Distributors, a privately-held company, of which director, Tee Hooper, is the Chief Executive Officer.

PROPOSAL NO. 2:
APPROVAL OF THE 2010 SOUTHERN FIRST BANCSHARES, INC. STOCK INCENTIVE PLAN

On March 16, 2010, our board of directors adopted, subject to shareholder approval, the 2010 Southern First Bancshares, Inc. Stock Incentive Plan that provides for the grant of restricted stock awards and stock options to our officers, employees, directors, advisors, and consultants. A total of 60,000 shares of common stock have been reserved for the issuance of restricted stock, and 275,000 shares for the issuance of stock options (all of which may be incentive stock options) pursuant to awards under the plan, subject to the anti-dilution provisions of the plan. The following summary of the material features of the plan is qualified in its entirety by reference to the copy of the plan which is attached as Appendix A to this proxy statement and is incorporated by reference into this summary.

Purpose of the Plan

We believe we have been able to attract highly qualified personnel to the company and the bank in part through the use of stock option grants and awards of restricted stock, and that it is desirable to have the continued ability to attract additional personnel and to return and reward exceptional performance by employees through other awards that encourage stock ownership and proprietary interest in the company. The board believes that the plan would provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the company rest, and whose present and potential contributions to the company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the company. By providing such individuals with additional incentive and reward opportunities, the board believes that the plan will enhance the profitable growth of the company.

Administration of the Plan

The plan provides that it is to be administered by the board of directors, the personnel committee or any other committee appointed by the board of directors to administer the plan. Any such committee may, but is not required to be, comprised of two or more "outside" directors, within the meaning of section 162(m) of the Internal Revenue Code of 1986 and within the meaning of the term "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The administrator will administer the plan and will have sole authority, in its discretion, to determine which officers, employees, consultants, advisors or directors will receive awards under the plan, the number of shares to be subject to each award, and the forfeiture restrictions (as defined below) for each award. The administrator will have such additional powers delegated to it under the plan, including the power to construe the plan and the award agreements executed with recipients of awards thereunder and to determine the terms, restrictions, and provisions of each agreement. The administrator may also correct any defect or supply any omission or reconcile any inconsistency in the plan or in any award agreement in the manner and to the extent it would deem expedient to carry it into effect. The determinations of the administrator on these matters will be conclusive.

Shares Subject to the Plan

The plan provides for awards of both "stock options" and "restricted stock."

The plan requires that options can only be issued at the higher of $8.00 per share, subject to the anti-dilution provisions of the plan, and the fair market value per share on the date of grant. Stock options granted to participants under the plan may be either incentive stock options, or ISOs, under the provisions of Section 422 of the Internal Revenue Code, or the Code, or options that are not subject to the provisions of Section 422 of the Code, or Nonqualified Options. Stock options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The administrator at its discretion determines the number of option shares, the term of the option, the exercise price (subject to the minimum price described above), the vesting schedule and any other terms and conditions. In the case of 10% shareholders, if applicable, who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements may be made for options that the company may grant in substitution for options held by employees of companies that the company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer.

The administrator will determine the periods during which the options will be exercisable. However, no option will be exercisable more than 10 years after the date of grant. Payment of the exercise price of any option may be made in cash or cash equivalent, as determined by the administrator, or, as determined by the administrator in its discretion, (1) to the extend permitted by law, by means of any cashless exercise procedure approved by the administrator, (2) by delivering shares of common stock already owned by the option holder, (3) to the extent permitted by law, by such other method as the administrator may determine, or (4) any combination of the foregoing.

Restricted stock consists of shares of common stock which are issued to the participant at the time the award is made or at some later date, which shares are subject to certain restrictions against disposition and certain obligations to forfeit such shares to the company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions, which may be different for each award, will be determined by the administrator in its sole discretion, and the administrator may provide that the Forfeiture Restrictions will lapse upon:

(1)	the attainment of one or more performance targets established by the administrator, which may be based upon, among other things, changes in share price (either in absolute terms or relative to a selected index), earnings per share, market share, net income (before or after tax), return on equity or assets, net interest margin, or changes in levels of loans, assets or deposits;
(2)	the participant's continued employment with the company or continued services as a consultant or director for a specified period of time;
(3)	the occurrence of any event or the satisfaction of any other condition specified by the administrator in its sole discretion; or
(4)	a combination of any of the foregoing.

Restricted stock awarded pursuant to an award will be represented by a stock certificate or book entry registered in the name of the participant. Unless otherwise provided in an agreement, the participant will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares and to enjoy all other shareholder rights, except that the company will retain custody of the stock certificate and the participant may not sell, transfer, pledge or otherwise dispose of the restricted stock until the Forfeiture Restrictions have expired. A breach of the terms and conditions established by the administrator pursuant to an award will cause a forfeiture of the award. The administrator expects that participants generally will not be required to make any payment for common stock received pursuant to an award, except to the extent otherwise determined by the administrator or required by law.

The administrator may, in its discretion, fully vest any or all restricted stock awarded to a participant under an award and, upon such vesting, all Forfeiture Restrictions applicable to the award will terminate. Any such action by the administrator may vary among individual participants and may vary among awards held by any individual participant. The administrator may not, however, take any such action with respect to an award that has been granted to a "covered employee," within the meaning of Treasury Regulation Section 1.162-27(c)(2), if such award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

At the time any award is made, the company and the participants will enter into an option agreement or restricted stock agreement (each, an "award agreement") setting forth the terms of the award and such other matters as the administrator may determine to be appropriate. The terms and provisions of the award agreements need not be identical, and the administrator may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the plan. The maximum number of shares that may be subject to awards granted to any one participant may not exceed 100% of the aggregate number of shares of common stock that may be issued under the plan (as adjusted from time to time in accordance with the provisions of the plan).

Amendment and Termination of the Plan

The board of directors may amend or terminate the Plan, provided that shareholder approval will be required to (i) increase the total number of shares reserved for issuance under the Plan, or (ii) change the class of recipients eligible to participate in the Plan. No amendment shall adversely affect any of the rights of any holder of any award without the holder's consent. The administrator may accept surrender of outstanding stock options or restricted stock under the plan and grant new awards in substitution for them; provided that the administrator will not exchange underwater stock options without prior shareholder approval. The plan shall terminate in any event ten years after its effective date.

Authorized Shares

In the event of a stock dividend, stock split, reorganization, merger, recapitalization or other change affecting the common stock, such proportionate adjustments, if any, as the administrator deems appropriate, will be made with respect to (1) the aggregate number and kind of shares that may be issued under the plan, (2) the number and kind of shares issuable pursuant to each outstanding award made under the plan, and (3) the maximum number and kind of shares that may be subject to awards granted to any one individual under the plan, and (4) the minimum $8.00 exercise price.

If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of common stock subject to such awards will again be available for distribution in connection with awards under the plan. If the exercise price of any option is satisfied by delivering shares of common stock to the company (by either actual delivery or by attestation), only the number of shares of common stock delivered to the participant net of the shares of common stock delivered to the company or attested to will be deemed delivered for purposes of determining the maximum numbers of shares of common stock available for delivery under the plan. To the extent any shares of common stock subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the plan.

Tax Effects of Participation in the Plan

Stock Options

There are no federal income tax consequences to the participant or to the company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

Incentive Stock Options. When a participant exercises an incentive stock option, the participant will not at that time realize any income, and the company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The participant will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The company will not be entitled to a tax deduction if the participant satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

If the holding period requirements are not met, then upon sale of the shares the participant generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the award agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the participant depending on the participant's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the participant might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the company is entitled to a deduction to the extent of ordinary income recognized by the participant.

Nonqualified Stock Options. Generally, when a participant exercises a nonqualified stock option, the participant recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the company may deduct as an expense the amount of income so recognized by the participant. The holding period of the acquired shares begins upon the exercise of the option, and the participant's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

Restricted Stock

Under the Internal Revenue Code as presently in effect, a participant generally will not recognize any income for federal income tax purposes at the time an award of restricted stock is made, nor will the company be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time that award of restricted stock is made. If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the Forfeiture Restrictions lapse with respect to such shares of stock. We have the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy our withholding obligations. We will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

Additional Tax Matters

We may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. It is possible that some awards under the plan may constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, although it is generally anticipated that most restricted stock awards will not constitute such performance-based compensation.

Unless otherwise determined in an award agreement, in the event of a change in control, as defined in the plan: (1) each outstanding option or restricted share shall become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted shall lapse, and (3) any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Under Section 280G of the Code, we may not deduct certain compensation payable in connection with a change of control. The acceleration of vesting of awards in conjunction with a change of control of the company may be limited under certain circumstance thereby avoiding nondeductible payments under Section 280G.

Plan Benefits

Because no awards have been granted under the plan as of the date of this proxy statement and all awards will be granted at the discretion of the administrator, it is not possible for us to determine and disclose the amounts of awards that may be granted to the named executive officers and the executive officers as a whole, if the plan is approved. Not more than 35% of the total number shares initially reserved and available for issuance under the plan (subject to adjustment) (i.e., 117,250 shares, subject to adjustment) may be made subject to options or awards of restricted stock granted to any single individual in any one fiscal year of the company. Such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

Reasons for Authorization and Vote Required

The plan is being submitted to the shareholders for approval pursuant to Section 162(m) of the Code and the rules of The NASDAQ Global Market.

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The board of directors recommends a vote "FOR" approval of the 2010 Southern First Bancshares, Inc. Stock Incentive Plan.

PROPOSAL NO. 3:
NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

As amended by the American Recovery and Reinvestment Act of 2009, the Emergency Economic Stabilization Act of 2008 ("EESA") requires financial institutions participating in the U.S. Department of the Treasury's (the "Treasury") Capital Purchase Program ("CPP") to submit annually to shareholders a non-binding proposal for approval of executive compensation. We participate in the CPP. Shareholders therefore have the opportunity to vote on the executive compensation disclosed in this Proxy Statement. Specifically, the following resolution is hereby submitted for shareholder approval at the Annual Meeting:

"Resolved, that the compensation of executive officers named in the Summary Compensation Table of Southern First Bancshares, Inc.'s Proxy Statement for the 2010 Annual Meeting of Shareholders, as disclosed in accordance with Item 402 of the Securities and Exchange Commission's Regulation S-K, including the tabular and narrative compensation disclosures contained in the Proxy Statement for the 2010 Annual Meeting of Shareholders, hereby is approved."

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The vote by the shareholders will be a non-binding, advisory vote. The voting results will not be binding on the board of directors or the compensation committee or overrule or affect any previous action or decision by the board of directors or the compensation committee or any compensation previously paid or awarded. However, the board of directors and the compensation committee will take the voting results into account when they determine executive compensation decisions in the future.

The board of directors unanimously recommends a vote "FOR" approval of the compensation of the named executive officers as disclosed in this proxy statement.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Attendance at Board, Committee and Annual Shareholders' Meetings

During the year ended December 31, 2009, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for Mr. Sturgis who attended three of the six Audit Committee meetings held during 2009.

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders meetings, directors are encouraged to attend the annual shareholders meeting of Southern First Bancshares, Inc. Ten of the eleven directors were present at the 2009 annual meeting of shareholders.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers. A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at Southern First Bancshares, Inc., 100 Verdae Boulevard, Suite 100, Greenville, South Carolina 29607.

Board Leadership Structure and Role in Risk Oversight

We are focused on the company's corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors are independent. In addition, all of the members of our board of directors' audit, personnel, and nominating and corporate governance committees are independent.

Our board of directors believes that it is preferable for one of our independent directors to serve as chairman of the board. The person our board of directors elected as chairman, James B. Orders, III, has been one of our directors since 1999 and is a long-time resident of our primary market area. We believe it is the CEO's responsibility to manage the company and the chairman's responsibility to guide the board as it provides leadership to our executive management. As directors continue to be faced with more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of chairman and CEO. Traditionally, the company has maintained the separateness of the roles of the chairman and the CEO. In making its decision to have an independent chairman, the board of directors considered the time and attention that Mr. Seaver is required to devote to managing the day-to-day operations of the Company. By having another director serve as chairman of the board of directors, Mr. Seaver will be able to focus his entire energy on running the company. This will also ensure there is no duplication of effort between the CEO and the chairman. We believe this board leadership structure is appropriate in maximizing the effectiveness of Board oversight and in providing perspective to our business that is independent from executive management.

Our audit committee is primarily responsible for overseeing the company's risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the company's assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by this committee. The audit committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the company. Our chief risk officer reports to the audit committee and meets with the audit committee in executive sessions as needed to discuss any potential risk or control issues involving management. The audit committee reports regularly to the full board of directors, which also considers the company's entire risk profile. The full board of directors focuses on certain significant risks facing the company and the company's general risk management strategy. Management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company's needs.

Independence

Our board of directors has determined that Andrew B. Cajka, Jr., Leighton M. Cubbage, Anne S. Ellefson, David G. Ellison, Tecumseh Hooper, Jr., James B. Orders, III and William B. Sturgis are "independent" directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Global Market, as required by Item 407(a) of Regulation S-K.

Committees of the Board of Directors

The following chart shows the composition of the committees of our board of directors, the number of meetings held by each committee during 2009, and which directors are "independent" based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Global Market. The audit committee, nominating & corporate governance committee, compensation committee and board risk committee are composed exclusively of independent directors.

Director	Independent	Board (12 Meetings)	Audit (6 Meetings)	Nominating & Corporate Governance (1 Meeting)	Personnel (5 Meetings)	Finance (12 Meetings)
Andrew B. Cajka, Jr.	•	•	• Chair			•
Mark A. Cothran		•				•
Leighton M. Cubbage	•	•	•	•	•
Anne S. Ellefson	•	•	•			•
David G. Ellison	•	•		• Chair	•	•
Fred Gilmer, Jr.		•				•
Tecumseh Hooper, Jr.	•	•	•	•		•
Rudolph G. Johnstone, III		•				•
James B. Orders, III	•	• Chair		•	•	• Chair
R. Arthur Seaver, Jr.		•				•
William B. Sturgis	•	•	•	•	• Chair

Audit Committee

The audit committee is composed of five independent directors, Messrs. Cajka, Cubbage, Hooper and Sturgis and Ms. Ellefson. The audit committee, which met six times in 2009, has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The committee recommends to the board of directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee operates under a written charter, which is available on our website, www.southernfirst.com.

Nominating Committee

During 2009, our nominating committee was composed of five independent directors, Messrs. Cubbage, Ellison, Hooper, Orders and Sturgis. The nominating committee recommends nominees for election to our board of directors at our Annual Meeting. The board of directors, including a majority of the independent directors, selects the nominees for election to the board of directors. We adopted a formal nominating committee charter in June 2004, which is available on our website, www.southernfirst.com. The nominating committee met one time in 2009. Directors recommended for re-election at our 2010 Annual Meeting were selected by our 2010 Nominating Committee composed of Messrs. Cajka, Gilmer, and Hooper, and Ms. Ellefson.

For directors previously elected by shareholders to serve on the board of directors and whose terms of service are expiring, the nominating committee considers whether to recommend to the board of directors the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the board of directors the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the board of directors. Our policy is to require a shareholder to submit the name of the person to our corporate secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC"), had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee's goal of creating a board of directors that best serves the needs of the company and the interest of its shareholders.

The nominating committee has performed a review of the experiences, qualifications, attributes and skills of the board's current membership, including the director nominees for election to the board of directors and the other members of the board, and believes that the current members of the board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

• successful business or professional experience;

• various areas of expertise or experience which are desirable to the company's current business, such as financial, general management practices, planning, legal, marketing, technology, banking and financial services;

• personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;

• residence in the bank's service area;

• willingness and ability to commit the necessary time to fully discharge the responsibilities of board membership to the affairs of the company;

• leadership and consensus building skills; and

• a commitment to the success of the company.

We do not pay a third party to assist in identifying and evaluating director candidates.

Personnel Committee

Our personnel committee, which we also refer to as the compensation committee, is composed of four independent directors, Messrs. Cubbage, Ellison, Orders and Sturgis. The compensation committee has the responsibility of annually reviewing all benefit plans of the bank as well as the performance of the chief executive officer. The committee met five times during 2009.

The compensation committee may form and delegate authority to subcommittees as it deems appropriate, though it has not formed or delegated authority to any such subcommittee to date. The personnel committee of the board of directors recommends all compensation and awards to executive and senior officers, which includes the chief executive officer, president, five executive vice presidents, and 11 senior vice presidents, to the entire board of directors for approval. Generally, on its own initiative the personnel committee reviews the performance and compensation of the chief executive and president and, following discussions with those individuals and, where it deems appropriate, Benmark or another appropriate compensation advisor, assists in determining their compensation levels. For the remaining executive and senior officers, the chief executive officer makes recommendations to the personnel committee that generally, with minor adjustments, have been approved. With respect to equity compensation awarded to others, the personnel committee, with the approval of the entire board of directors, grants restricted stock, generally based upon the recommendation of the chief executive officer, and has delegated option granting authority for non-executive officers to the chief executive officer. The personnel committee must also meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from such plans. The personnel committee must also certify that it has reviewed the senior executive officers' compensation arrangements with a view toward ensuring that they do not create incentives to take unnecessary or excessive risks that threaten the value of the company.

We have adopted a formal personnel committee charter which is available on our website, www.southernfirst.com.

AUDIT COMMITTEE MATTERS

Our audit committee is composed of five independent directors and operates under a written charter. The board of directors has determined that Messrs. Cajka, Cubbage, Hooper, and Sturgis and Ms. Ellefson, are independent, under Rule 4350 of the corporate governance listing standards of The NASDAQ Global Market. None of the current members of the audit committee nor any other member of our board qualifies as an "audit committee financial expert" as defined under the rules of the SEC. As a relatively small public company, it is difficult to identify qualified candidates who meet all of the qualification of an audit committee financial expert and are willing to serve on our board of directors. At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert.

Although none of the members of our audit committee qualify as "audit committee financial experts" as defined in the SEC rules, each of our audit committee members has made valuable contributions to the company and its shareholders as members of the audit committee. The board of directors has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with them their independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company's board of directors that the audited financial statements be included in the company's Annual Report and referenced on SEC Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The report of the audit committee is included herein at the direction of its members Mr. Cajka, Mr. Hooper, Mrs. Ellefson, Mr. Sturgis, and Mr. Cubbage.

Auditing and Related Fees

Audit Fees

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2009. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2009 and 2008:

	Year Ended December 31, 2009	Year Ended December 31, 2008

Audit Fees	$82,500	$71,000
Tax Fees	7,950	9,600
All Other Fees	–	6,500

Total	$90,450	$87,100

Audit Fees. This category includes the aggregate fees billed or to be billed for each of the last two fiscal years for professional services rendered by Elliott Davis, LLC for the audit of our annual consolidated financial statements and our quarterly reports on Form 10-Q.

Tax Fees. This category includes the aggregate fees billed or to be billed for tax services rendered in the preparation of state and federal tax returns for the company and its subsidiary.

All Other Fees. This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2009 and 2008. Other fees in 2008 consisted primarily of services related to the analysis of the South Carolina New Jobs Tax Credits.

Oversight of Accountants; Approval of Accounting Fees. Under the provisions of its charter, the audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor. In addition, the board of directors approves an annual budget for professional audit fees that includes all fees paid to the independent auditors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows the compensation we paid to our three most highly compensated named executive officers, including our chief executive officer, for the years ended December 31, 2009 and 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total

R. Arthur Seaver, Jr.	2009	$328,458	$–	$–	$21,150	$–	$37,498	$28,249	$415,355
Chief Executive Officer	2008	238,750	100,000	–	–	–	24,266	29,209	392,225

F. Justin Strickland	2009	222,917	80,000	–	21,150	–	31,161	29,765	384,993
President	2008	197,917	85,000	–	30,700	–	9,521	28,816	351,954

James M. Austin, III	2009	170,583	–	–	14,100	57,550	59,729	28,616	330,578
Chief Financial Officer/ Executive Vice President	2008	165,292	–	–	15,350	42,500	36,748	28,142	288,032

(1)	Due to the subjective nature of Mr. Seaver and Mr. Strickland's Incentive Plan Compensation, it has been classified as "Bonus" for purposes of this table.
(2)	See the discussion of assumptions used in the valuation of stock and option awards in Note 18, "Warrants and Stock Options and Grant Plans" in the company's Annual Report on Form 10-K for the year ended December 31, 2009.
(3)	Amounts awarded for each fiscal year under the Southern First Incentive Plan and related bonuses were paid in the subsequent fiscal year.

(4)	All other compensation includes the following items: (a) company contributions under the 401(k) Plan, (b) car allowance or value attributable to personal use of company provided automobiles, (c) club dues, (d) premiums for the portion of the death benefits shared by the company with the named executive officers pursuant to bank owned life insurance and (e) premiums for life, accident and long-term disability insurance policies. The amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or ten percent of the total amount of perquisites received by such named executive officer.

The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals named in the Summary Compensation Table as of December 31, 2009, as well as the related exercise prices and expiration dates. Options are granted pursuant to the plan.

Outstanding Equity Awards at Fiscal Year End

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)	Market Value of Shares or Units of Stock that Have Not Vested
Name	Exercisable	Unexercisable(1)

R. Arthur Seaver, Jr.	94,875	–	$6.06	03/21/2010	–	–
	–	7,500	6.77	01/20/2019	–	–

F. Justin Strickland	7,500	2,500	21.70	11/10/2016	1,250	8,250
	1,250	3,750	13.50	01/15/2018	–	–
	–	7,500	6.77	01/20/2019	–	–

James M. Austin, III	16,500	–	6.06	03/21/2010	–	–
	4,125	–	6.06	02/20/2011	–	–
	4,125	–	6.88	01/15/2012	–	–
	8,250	–	7.79	01/21/2013	–	–
	8,250	–	16.36	01/20/2014	–	–
	625	1,875	13.50	01/15/2018	–	–
	–	5,000	6.77	01/20/2019	–	–

(1)	All of the unvested options have an expiration date of ten years following the date of grant and vest in four equal increments on the first four anniversaries of the applicable date of grant.
(2)	Mr. Strickland's unvested shares of stock vest equally over two years beginning on January 11, 2010.

Executive Compensation Arrangements

Employment Agreements

We entered into an employment agreement with Art Seaver on December 17, 2008, for an annually renewing three-year term, pursuant to which he serves as the chief executive officer, and a director of both our company and our subsidiary bank. As of March 11, 2010, Mr. Seaver receives a minimum annual salary of $336,500, plus his yearly medical insurance premium. He also receives an annual increase in his salary equal to the previous year's salary times the increase in the Consumer Price Index during the previous year. The board of directors may increase Mr. Seaver's salary above this level, but not below it. He is eligible to receive an annual bonus of up to 5% of the net pre-tax income of our bank, if the bank meets performance goals set by the board of directors. Mr. Seaver's annual salary and bonus amounts are subject to the limitations imposed under the CPP due to the bank's participation in the program. He is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder. Mr. Seaver was granted options to purchase a number of shares of common stock equal to 5% of the number of shares sold in our initial public offering, or 94,875 shares (adjusted for the 3 for 2 stock split and 10 percent stock dividend). These options were granted in 2000 in connection with the bank's opening, vested over a five-year period and have a term of ten years. Additionally, Mr. Seaver participates in the bank's retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

Mr. Seaver's employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, he may not (a) compete with the company, the bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within radius of thirty miles from the main office of the company or any branch office of the company, (b) solicit major customers of the bank for the purpose of providing financial services, or (c) solicit employees of the bank for employment. If Mr. Seaver terminates his employment for good cause as that term is defined in the employment agreement or if he is terminated following a change in control of Southern First Bancshares as defined in the agreement, he will be entitled to severance compensation of his then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives shall vest immediately.

We also entered into employment agreements on December 17, 2008 with Justin Strickland to serve as President of our company, Jim Austin to serve as chief financial officer and an executive vice president of our company and the bank, Fred Gilmer, III to serve as an executive vice president of the bank, and Eddie Terrell to serve as an executive vice president of the bank. Each agreement has an annually renewing two-year term, except for Mr. Terrell whose term expires January 31, 2011. As of March 11, 2010, Messrs. Strickland, Austin, Gilmer, and Terrell are paid a salary of $225,000, $171,000, 160,500, and $150,000, respectively, which may be increased annually by the board of directors. They are also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs. In addition, Messrs. Austin, Gilmer and Terrell are each entitled to receive either an automobile owned or leased by us or an automobile allowance of $700 per month while Mr. Strickland receives an automobile allowance of $750 per month.

Each employment agreement also provides that during the term of employment and for a period of 12 months following termination, Messrs. Austin, Gilmer, Terrell, and Strickland may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which they had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees. If Messrs. Austin, Gilmer, Terrell, or Strickland terminate their employment for good reason or if they are terminated following a change in control of our company, they will be entitled to severance compensation of their then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

On February 27, 2009, in connection with our participation in the CPP established by the Treasury under EESA, each of Messrs. Seaver, Strickland, Austin, Gilmer, and Terrell, among others, entered into letter agreements with the company amending the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including any so-called "golden parachute" provisions) as may be necessary, during the period that Treasury owns any debt or equity securities of the company acquired pursuant to the CPP to comply with Section 111 of the EESA, including prohibitions on certain severance payments in connection with a termination of employment under certain circumstances and required to and a requirement to return to the company any bonus or incentive compensation paid to the named executive officer by the company during the covered period if such bonus or incentive compensation is paid based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. These letter amendments were identical except that the letter amendment for Mr. Seaver also states that he is prohibited from receiving from the company any bonus, retention award, or incentive compensation until such time as Treasury ceases to own any debt or equity securities of the company acquired pursuant to the CPP, except for certain long term restricted stock payments and certain previously granted bonus payments to the extent permitted by EESA.

Salary Continuation Agreements

On October 30, 2006, the bank entered into Salary Continuation Agreements with Art Seaver, Jim Austin, Fred Gilmer, III and Eddie Terrell. These agreements were amended on December 17, 2008, and at which time, the bank entered into a Salary Continuation Agreement with Justin Strickland. Unless a separation from service or a change in control (as defined in the salary continuation agreements) occurs before normal retirement age, the salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the executives in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the executive attains the normal retirement age and for the executive's lifetime with a 15 - year term certain period. Under the terms of the agreements, Mr. Seaver will receive an annual supplement retirement benefit of $250,000, Mr. Strickland will receive $200,000, Mr. Austin will receive $175,000, and Mr. Gilmer, III and Mr. Terrell will each receive $100,000. The bank has other salary continuation agreements with nine senior officers each to receive an annual supplement retirement benefit of $75,000.

Endorsement Split Dollar Agreements

We consider adequate life insurance coverage for executives to be an essential element of the compensation necessary to retain, attract and reward excellent service. We entered into endorsement split dollar insurance agreements effective January 1, 2009, with Messrs. Seaver, Strickland, Austin, Gilmer, III and Terrell, entitling each executive to designate the beneficiary of a specified portion of the death benefits payable under bank-owned policies on the executive's life. The executive's right to designate a beneficiary of the life insurance death benefit expires when the executive's employment terminates or when the executive attains age 65, whichever occurs first. The death benefit payable to the executive's beneficiary is the lesser of (x) 100% of the policy's net death proceeds, meaning the total death benefit minus the policy's cash surrender value, or (y) three times the executives salary. The bank is entitled to all insurance policy death proceeds remaining after payment of the death benefit to the executive's beneficiary.

This bank-owned life insurance financing method is not expected to result in any material cost to the bank, but it is expected to increase the bank's non-interest income in future operating periods. Because the bank intends to hold the bank-owned life insurance until the death of the insureds, the increase of cash surrender value should be tax-free income under current Federal income tax law. The collection of death benefits on the life insurance policies, which is likewise tax free under current Federal and state income taxation, is expected to enhance the company's return as well. The combination of tax-preferred income generated by the increasing cash value of the insurance policy, the tax-free insurance death benefit, and fully tax-deductible benefit payments to participants enables a bank to provide this significant benefit to executives through attractive cost-recovery financing.

TARP Executive Compensation Restrictions

Under the terms of the CPP purchase agreement between us and the Treasury, we adopted certain standards for executive compensation and corporate governance for the period during which the Treasury holds the equity we issued or may issue to the Treasury, including the common stock we may issue under the CPP warrant. These standards generally apply to our chief executive officer, chief financial officer and the three next most highly compensated senior executive officers. The standards include (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive and the next 20 most highly compensated employees based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives and the next five most highly compensated employees; and (4) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

As our most highly compensated employee, Mr. Seaver will be ineligible for any bonuses or incentive awards other than restricted stock as long as the equity issued under the CPP is held by the Treasury and he remains our most highly compensated employee. Any restricted stock awards made to Mr. Seaver while the Treasury holds our equity would be subject to the following limitations: (i) the restricted stock cannot become fully vested until the Treasury no longer holds the preferred stock, and (ii) the value of the restricted stock award cannot exceed one third of Mr. Seaver's total annual compensation.

Our executive compensation arrangements also provide for post-termination benefits and change-in-control benefits through employment agreements and salary continuation agreements, as well as a potential death benefit under split dollar life insurance agreements for death occurring both before employment termination and before normal retirement age. The prohibitions on making golden parachute payments to senior executives and the next five most highly compensated employees, may limit the payments that can be made to these executives should they terminate their employment while the equity issued under the CPP is held by the Treasury. The modified rules established under EESA related to the TARP program expand the golden parachute payment prohibition to any payment related to any departure from the TARP recipient for any reason, except for payments for services performed or benefits accrued.

Director Compensation

The following table shows the fees paid to each of our non-employee directors for board meeting and committee meeting attendance in 2009. None of our non-employee directors received any stock awards or options, non-equity incentive plan compensation, deferred compensation or any other compensation for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash
Andrew B. Cajka, Jr.	$19,800
Mark A. Cothran	15,600
Leighton M. Cubbage	15,600
Anne S. Ellefson	19,200
David G. Ellison	19,300
Fred Gilmer, Jr.	15,000
Tecumseh Hooper. Jr.	19,800
Rudolph G. Johnstone, III	15,000
James B. Orders, III	21,100
William B. Sturgis	12,400
$172,800

In 2009, we paid each of our non-employee directors $600 for each board meeting they attended and $600 for each committee meeting they attended. The chairmen of the board and committees are paid an additional $100 for each meeting they attend.

Equity Compensation Plan Information

The following table sets forth the equity compensation plan information at December 31, 2009. All stock option information has been adjusted to reflect all prior stock splits and dividends.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))
Equity compensation plans approved by security holders
Stock options(1)	339,165	$8.89	53,199
Restricted stock	–	–	8,500

Equity compensation plans not approved by security holders(2)	73,493	6.06	–

Total	412,658	$8.39	61,699

(1)	The number of shares of common stock available under the 2000 Greenville First Bancshares, Inc. Stock Incentive Plan automatically increases each time we issue additional shares so that it continues to equal 15% of our total outstanding shares. Our board of directors has approved 436,424 shares of common stock to be issued as stock options. Under the terms of the plan no further awards may be granted, effective March 2010; however, the plan will remain in effect until all awards granted have vested of been forfeited.
(2)	Each of our organizers received, for no additional consideration, a warrant to purchase one share of common stock for $6.06 per share for every two shares purchased during our initial public offering. The warrants are represented by separate warrant agreements. All of the warrants have vested and are exercisable in whole or in part during the ten-year period that ended January 10, 2010. The warrants may not be assigned, pledged, or hypothecated in any way. The 73,493 of shares issued pursuant to the exercise of such warrants are transferable, subject to compliance with applicable securities laws. If the Federal Reserve, OCC, or FDIC issues a capital directive or other order requiring the bank to obtain additional capital, the warrants will be forfeited, if not immediately exercised.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

General

The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 12, 2010. Unless otherwise indicated, the mailing address for each beneficial owner is care of Southern First Bancshares, Inc., 100 Verdae Boulevard, Suite 100, Greenville, South Carolina 29607.

Name and Address	Number of Shares Owned(1)	Right to Acquire(2)	Percentage of Beneficial Ownership(3)
Andrew B. Cajka, Jr.	24,750	–	0.79%
Mark A. Cothran	72,023	–	2.30%
Leighton M. Cubbage	106,870	–	3.41%
Anne S. Ellefson	11,670	–	0.37%
David G. Ellison	24,855	–	0.79%
Fred Gilmer, Jr.	43,832	–	1.40%
Tecumseh Hooper, Jr.	33,825	–	1.08%
Rudolph G. Johnstone, III	28,085	–	0.90%
James B. Orders, III	41,417	–	1.32%
R. Arthur Seaver, Jr.	20,800	1,875	0.72%
William B. Sturgis	54,358	–	1.73%
James M. Austin, III	20,950	28,500	1.56%
Gwen G. Bridges	–	5,400	0.17%
Frederick Gilmer, III	5,800	30,975	1.16%
F. Justin Strickland	6,650	16,875	0.75%
Michael M. Strickland	567	3,750	0.14%
J. Edward Terrell	4,057	16,875	0.66%
Sagus Partners, LLC (4)	267,625	–	8.54%
Wellington Management Co. LLP(5)	180,919	–	5.77%

Executive officers and directors as a group (17 persons)	500,509	104,250	19.21%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
(2)	Includes shares that may be acquired within 60 days of the date of this prospectus by exercising vested stock options, but does not include any unvested stock options.
(3)	For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 3,135,206 shares of common stock outstanding on March 12, 2010.
(4)	3399 Peachtree Rd, Suite 2040, Atlanta, GA 30326.
(5)	75 State Street, Boston, MA 02109.

PROPOSAL NO. 4:
APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT
OF THE ANNUAL MEETING

A proposal may be submitted to shareholders at the Annual Meeting to authorize the chairperson of the Annual Meeting to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient affirmative votes present at the time of the Annual Meeting to approve the Stock Incentive Plan. Any adjournment or postponement of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The board of directors unanimously recommends that shareholders vote "FOR" the authorization of the chairperson of the Annual Meeting to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

PROPOSAL NO. 5:
RATIFICATION OF APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

On November 17, 2009 the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2009; however, the board has not yet appointed Elliott Davis, LLC as our independent accounting firm for the fiscal year ending December 31, 2010. Although we are not required to seek shareholder ratification on the selection of our accountants, we believe obtaining shareholder ratification is desirable. In the event the appointment of Elliott Davis, LLC is not ratified by the required vote, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change during the current year, but the vote would be considered in connection with the engagement of independent auditors for 2011. Even if the shareholders do ratify the appointment, our board of directors has the discretion to appoint a different independent registered public accounting firm at any time during the year if the board believes that such a change would be in the best interest of us and our shareholders. We expect that a representative from Elliott Davis, LLC will attend the meeting and will be available to respond to appropriate questions from shareholders.

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The board of directors unanimously recommends that shareholders vote "FOR" the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We enter into banking and other transactions in the ordinary course of business with our directors and officers of the company and the bank and their affiliates. Our policies and procedures related to these transactions are not in writing, but are reflected by our course of conduct. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and it is our policy that they be approved by a majority of disinterested directors.

Compensation/Benefits Committee Interlocks and Insider Participation.

Our board of directors had a personnel committee composed of Messrs. Sturgis, Cubbage, Ellison, and Orders during 2009. No member of the personnel committee was an officer or employee of the company or any of its subsidiaries during the year ended December 31, 2009 or was formerly an officer or employee of the company or any of its subsidiaries, or had any independence issues otherwise requiring additional disclosure. Our Chief Executive Officer, however, did participate in deliberations regarding other executive officers. He was not involved in any decisions regarding his own compensation.

Interests of Management and Others in Certain Transactions

The bank purchases various signage for its retail offices from a local vendor for which one of the bank's directors, Mr. Hooper, acted as chairman of the board of directors for the respective company. The bank paid approximately $19,000 and $71,000 to the company for the years ended December 31, 2009 and 2008, respectively. The bank is of the opinion that the cost of signage represents market costs that could have been obtained in similar "arms length" transactions.

On September 20, 2005, the bank entered into a ten year, five month lease with various renewal options on its new main office building. The company moved the corporate office and branch operation, to the new leased space in the first quarter of 2007. Mr. Cothran, a director of the bank and real estate developer by occupation, assisted the bank in the negotiation of the lease. The lessor paid Mr. Cothran a leasing agency fee of $164,414, of which $82,207 was paid in 2005 and the remainder in 2007 when the bank occupied the building.

The bank also has a land lease with Mr. Cothran on the property for a branch office, with monthly payments of $4,804. In addition, the bank had various consulting agreements with the director for development, administration and advisory services related to the purchase of property and construction of current and future branch office sites. Beginning in 2006, the bank has also contracted with Mr. Cothran on an annual basis to provide property management services for each of its branch offices. The bank paid Mr. Cothran approximately $33,000, $20,000, and $19,000 for these services during 2009, 2008 and 2007, respectively.

The bank is of the opinion that the lease payments and consulting fees paid to Mr. Cothran represent market costs that could have been obtained in similar "arms length" transactions.

In January 2008, the bank entered into a commitment with a company partially owned indirectly by James B. Orders, III, one of the bank's directors. John Orders and David Orders, who are siblings of James B. Orders, III, indirectly own the remaining interest in the company. James B. Orders, III and these siblings are involved in the management of the parent company. The bank has committed to pay the company a development fee up to $550,000 in three annual installments related to the development and construction of the company's regional headquarters in Cayce, South Carolina. The bank paid each of the three installments of approximately $189,000 in January 2008, 2009, and 2010, respectively. The bank is of the opinion that the development fees represent market costs that could have been obtained in similar "arms length" transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2009, except that a Form 4 for Mr. Cubbage was filed after the required period on 3 occasions and for Mr. Gilmer, III on one occasion due to untimely notification of the transactions.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2011 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 10, 2010. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days' notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 12, 2010

Appendix A

SOUTHERN FIRST BANCSHARES, INC.
  2010 STOCK INCENTIVE PLAN

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the 2010 Southern First Bancshares, Inc. Stock Incentive Plan (the " Plan"). The Plan was approved and adopted by the shareholders of the Company on [insert date of shareholder approval] (the " Effective Date"). The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants to increase shareholder value and therefore benefit all shareholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Administrator" means the Board and/or the Committee, as the case may be, to the extent that it administers the Plan, as set forth in Section 2 below.

(b) "Award" means any award granted under the Plan.

(c) "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

(d) "Board" means the Board of Directors of the Company.

(e) "Cause" shall mean (i) with respect to the Company or any Subsidiary which employs the Participant or for which such Participant primarily performs services, the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Administrator shall, in good faith, deem to have resulted in the Participant's becoming unbondable under the Company's or the Subsidiary's fidelity bond; (ii) the willful engaging by the Participant in misconduct which is deemed by the Administrator, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any Subsidiary and competing with the Company or its Subsidiaries, or soliciting employees, consultants or customers of the Company of any Subsidiary in violation of law or any employment or other agreement to which the Participant is a party; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his or her duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed be "willful" unless done or omitted to be done by Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," then the definition of "Cause" in such agreement shall apply to the Participant in this Plan. "Cause" under either (i), (ii) or (iii) shall be determined by the Administrator.

(f) "Change in Control" means the first to occur of any one of the events:

(i) any Person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly (but excluding in the securities beneficially owned by such Person any securities acquired directly from the Company (provided that an acquisition directly from an underwriter, or from an investment bank acting as an initial purchaser, pursuant to a securities offering by the Company shall be deemed to be an acquisition directly from the Company)) of securities of the Company representing 35 percent or more of the combined voting power of the Company's then outstanding securities, excluding any Person who acquires such beneficial ownership in connection with a transaction described in clause (v) below;

(ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii) individuals who, as of the Effective Date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which either (1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders' ownership of the voting power of the Company immediately before such Transaction or (2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. In addition, for any Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h) "Committee" means the Personnel Committee of the Board or, if applicable, any other committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan may be exercised by the Committee. The Committee may, but is not required to be, comprised of two or more "outside" directors, within the meaning of section 162(m) of the Internal Revenue Code, who are also "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

(i) "Common Stock" or "Stock" means the common stock, par value $0.01 per share, of the Company.

(j) "Company" means Southern First Bancshares, Inc., a South Carolina corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

(k) "Eligible Recipient" means an officer, director, employee, consultant, or advisor of the Company or any Subsidiary.

(l) "Exercise Price" means the per Share price at which a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options, if any.

(m) "Fair Market Value" on any date shall mean:

(i) if the Common Stock is readily tradeable on an established securities market (as defined in Treasury Regulation § 1.897-1(m)), the closing sales price of the Common Stock on such date on the securities exchange having the greatest volume of trading in the Common Stock during the 30-day period preceding the day the value is to be determined or, if there is no reported closing sales price on such date, the next preceding date on which there was a reported closing price;

(ii) if the Common Stock is not traded on any securities exchange (as defined in Treasury Regulation § 1.897-1(m)), the average of the closing high bid and low asked prices of the Common Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or

(iii) if the Common Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm's length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation § 1.409A-1(b)(5)(iv)(B)(2), consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of "fair market value" contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(n) "Floor Exercise Price" means an exercise price of $8.00 per Share, as adjusted pursuant to Section 4 of the Plan.

(o) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships of the Participant.

(p) "Incentive Stock Option" or "ISO" means any Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

(q) "Nonqualified Stock Option" or "NQSO" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(r) "Option" means an option to purchase Shares granted pursuant to Section 6 of the Plan.

(s) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 of the Plan, to receive an Award.

(t) "Permanent and Total Disability" shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

(u) "Purchasable" shall refer to Common Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

(v) "Purchase Price" means the per-Share price, if any, at which a Participant awarded Restricted Stock may purchase such Restricted Stock.

(w) "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

(x) "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

(y) "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

(z) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aa) "Treasury Regulations" means regulations promulgated by the United Stated Department of Treasury pursuant to the Code, as amended, including proposed or temporary regulations as applicable.

Section 2. Administration.

The Plan shall be administered by the Board or by the Committee (unless and to the extent that the Board directs the Committee not to administer the Plan). Pursuant to the terms of the Plan, the Board or the Committee, as the case may be from time to time, shall serve as the Administrator and shall have the power and authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

(c) to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan; and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3. Shares Subject to the Plan.

Subject to Section 4 of the Plan, (i) the total number of Shares reserved and available for issuance under the Plan pursuant to Options shall be 275,000 Shares (some or all of which may be granted as ISOs), and (ii) the total number of Shares reserved and available for issuance under the Plan pursuant to Awards of Restricted Stock shall be 60,000 Shares. Not more than thirty-five percent of the total number Shares initially reserved and available for issuance under the Plan (subject to adjustment pursuant to Section 4 of this Plan) may be made subject to Options or Awards of Restricted Stock granted to any single individual in any one (1) fiscal year of the Company. Such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. At all times the Company shall reserve and keep available a sufficient number of shares as shall be required to satisfy the requirements of all outstanding Options under the Plan.

To the extent that (i) an Option expires or is otherwise cancelled, surrendered, exchanged or terminated without being exercised, or (ii) any Shares issuable with respect to or subject to any Award are forfeited or withheld (or shares of Stock owned by a Participant are delivered to the Company, including by attestation) to satisfy tax withholding obligations or an Option Exercise Price, such Shares (and any such shares of Stock so delivered) shall again be available for issuance in connection with future Awards granted under the Plan.

Section 4. Corporate Transactions.

In the event of any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change in corporate structure, the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, Floor Exercise Price and Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), and (iii) the kind, number, and Purchase Price, if any, of Shares subject to any outstanding Awards of Restricted Stock granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), in each case as may be determined by the Administrator, in its sole discretion; provided, that with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Other substitutions or adjustments in connection with an event or series of events listed in this Section 4 may be made by the Administrator, as determined by the Administrator in its sole discretion, including, but not limited to, the cancellation of any outstanding Awards for no consideration.

Section 5. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients; provided, however, that only current employees may be granted ISOs.

Section 6. Options.

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be substantially in the form attached hereto as Exhibit A to this Plan or, in such other form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted in connection with such Award Agreement.

Options granted under the Plan may be of two types:  (i) Incentive Stock Options and (ii) Nonqualified Stock Options. If and to the extent any Option granted under the Plan intended to qualify as an ISO does not qualify as an ISO, such Option shall constitute a separate NQSO to such extent. More than one Option may be granted to the same Participant and be outstanding concurrently under the Plan.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Option Exercise Price. The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion, provided, however, that such Exercise Price shall not be less than the greater of (x) 100% of the Fair Market Value on the date of grant and (y) the Floor Exercise Price on the date of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such Participant, the Exercise Price of such ISO shall be no less than 110% of the Fair Market Value on the date such Option is granted.

(b) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date of grant.

(c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion.

(d) Method of Exercise. Subject to Sections 6(c) and 9, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Administrator specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator in its sole discretion. As determined by the Administrator in its sole discretion, payment in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator; (ii) in the form of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value on the date the Option is exercised); provided, however, that in the case of an ISO, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time of grant; (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the foregoing.

A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (b) of Section 13 of the Plan.

(e) Non-Transferability of Options. Except as otherwise provided in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, or by the laws of descent and distribution, except that NQSOs may be transferred if and to the extent set forth in an Award Agreement.

(f) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the ISO is granted) of Shares with respect to which ISOs granted to a Participant under this Plan and all other equity compensation plans of the Company or any Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the amount of such Fair Market Value attributable to such Shares exceeding $100,000 shall be treated as issuable with respect to NQSOs.

(g) Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code Section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Section 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

(h) Forfeiture by Order of Regulatory Agency. If the Company's or any of its financial institution Subsidiaries' capital falls below the minimum requirements contained in 12 CFR § 3 or below a higher requirement as determined by the

Company's or such Subsidiary's primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

Section 7. Restricted Stock.

Awards of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded with respect to an Award of Restricted Stock; the Purchase Price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b)) applicable to an Award of Restricted Stock. Award Agreements with respect to Restricted Stock shall be substantially in the form attached hereto as Exhibit B to this Plan or in such other form as the Administrator may from time to time approve, and the provisions of Awards of Restricted Stock need not be the same with respect to each Participant. An Award of Restricted Stock shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(a) Stock Certificates. Subject to Section 7(b) below, with respect to each Participant who is granted an Award of Restricted Stock, the Company shall either (i) issue a stock certificate in respect of such Award of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award of Restricted Stock; or (ii) enter such Award of Restricted Stock in book entry form (with appropriate restrictions noted with respect thereto), such method to be determined by the Administrator in its sole discretion. The Company may require that any stock certificates evidencing Restricted Stock granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award of Restricted Stock.

(b) Restrictions and Conditions Applicable to Restricted Stock. An Award of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) The Purchase Price, if any, of Shares purchasable under an Award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(ii) Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Stock, during such period as may be set by the Administrator commencing on the date of grant of the Award, the Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Stock (such period, the " Restricted Period"); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion. Such restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that such restrictions lapse upon (1) the attainment of one or more performance goals established by the Administrator, (2) the Participant's continued employment with the Company or any Subsidiary, or continued service as a director, consultant or advisor of the Company or any Subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing.

(iii) Subject to paragraph (b) of Section 12 and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Stock under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Stock during the Restricted Period (including, without limitation, the right to vote the Restricted Stock and to receive dividends thereon). Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period expires without forfeiture in respect of such Shares of Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(iv) For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of performance goals. Such performance goals may be based on (1) net income (before or after taxes) of the Company, (2) net income per share of Common Stock, (3) the Company's return on equity or return on assets, (4) the Company's net interest margin, (5) changes in levels of loans, assets or deposits, (6) the Company's market share, or (7) changes in the price of Common Stock (either in absolute terms or relative to an index selected by the Administrator). The performance goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code.

In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee may follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code.

(v) Administrator's Discretion to Accelerate Vesting of Awards. The Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Restricted Stock awarded to a Participant pursuant to an Award and, upon such vesting, all restrictions applicable to such Award shall terminate as of such date. Any action by the Administrator pursuant to this section may vary among individual Participants and may vary among the Awards held by any individual Participant. Notwithstanding the preceding provisions of this section, the Administrator may not take any action described in this section with respect to an Award that has been granted to a "covered Employee" (within the meaning of Treasury Regulation § 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

Section 8. Termination of Employment or Service.

Unless otherwise set forth in the Award Agreement with respect to an Option, if a Participant's employment with or service as a director, consultant or advisor to the Company or to any Subsidiary terminates by reason of his or her death, Permanent and Total Disability or for any other reason, an Option granted to such Participant may thereafter be exercised to the extent such Option is vested for a period of ninety (90) days (or six (6) months in the event of termination by reason of death or Permanent and Total Disability) following termination of employment or service. If, and to the extent that, after termination of employment or service, the Participant does not exercise his or her Option within the applicable time, the unexercised Option shall terminate, and the Shares issuable with respect to such unexercised Option shall revert to the Plan.

Except as otherwise set forth in Section 9 of the Plan or as may otherwise be set forth in an Award Agreement, if, on the date of termination of employment or service, the Participant is not vested as to his or her entire Award, the Shares issuable with respect to the unvested portion of such Award shall be forfeited and revert to the Plan.

Section 9. Change in Control

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a) Effective immediately prior to the occurrence of the Change in Control, (i) each outstanding Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(b) The Administrator may (but is not required to) notify all Participants that all outstanding Awards shall be assumed by the acquiring entity or substituted on an equitable basis with awards issued by the acquiring entity.

(c) For purposes of this Section 9, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock or other securities of the acquiring entity.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control (as determined by the Administrator in its sole discretion) over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares subject to the Award (if the consideration paid per share in the Change in Control is deemed by the Administrator to be less than the Exercise Price or purchase price (if any) per Share subject to an Award, then such Awards may be deemed to have been paid in full and canceled by the Administrator).

Section 10. Amendment and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant's consent. The Administrator may accept surrender of outstanding Awards and grant new Awards in substitution for them; provided that the Administrator will not exchange underwater Options without prior shareholder approval. To the extent necessary and desirable, the Board shall obtain approval of the Company's shareholders for any amendment that would:

(a) except as set forth in Section 3 of the Plan, increase the total number of Shares reserved for issuance under the Plan; or

(b) change the class of officers, directors, employees, consultants, and advisors eligible to participate in the Plan.

The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.

Section 11. Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 12. General Provisions.

(a) Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The certificates for such Shares may include the legend set forth below, or any other legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

"THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or granting of an Award shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient at any time.

(d) Unless otherwise set forth in an applicable Award Agreement, a Participant may elect, no later than the date as of which the value of an Award becomes includible in the gross income of the Participant for Federal income tax purposes (the "withholding date"), to have the Company withhold vested whole shares of Common Stock deliverable upon the exercise of an Option or the vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

To the extent that a Participant does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may require that the Participant pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award, as a condition of the exercise of any Option, (y) the Company may withhold vested whole shares of Common Stock deliverable upon exercise of an Option or vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (z) the Company shall have the right to deduct from any payment of any kind otherwise due to a Participant up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the granting, vesting or exercise of an Award (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Participant shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 12(d).

(e) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation. Except to the extent prohibited by applicable law, the Adminstrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

Section 13. Section 409A of the Code.

Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant's termination of employment or service with the Company will be made to such Participant unless such Participant's termination of employment or service constitutes a "separation from service" (as defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a "specified employee" (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of:  (i) the expiration of the six (6)-month period measured from the date of such Participant's "separation from service" or (ii) the date of such Participant's death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 14 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

Section 14. Term of Plan.

The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards granted under the Plan prior to the tenth (10th) anniversary of the Effective Date may extend beyond the tenth (10th) anniversary of the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.

*          *          *          *          *

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
SOUTHERN FIRST BANCSHARES, INC.
to be held on May 18, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Fred Gilmer, Jr. and R. Arthur Seaver, Jr., each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Southern First Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held on May 18, 2010 at The Poinsett Club at 807 East Washington Street, Greenville, South Carolina, at 5:00 p.m. local time, and at any postponement or adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: (i) "FOR" Proposal No. 1 to elect the four identified directors to serve on the board of directors, (ii) "FOR" Proposal No. 2 to approve the 2010 Southern First Bancshares, Inc. Stock Incentive Plan, (iii) "FOR" Proposal No. 3 to approve an advisory (non-binding) proposal on the company's executive compensation policies and procedures; (iv) "FOR" Proposal No. 4 to grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient affirmative votes present at the Annual Meeting to approve the Stock Incentive Plan; and (v) "FOR" Proposal No. 5 to ratify the appointment our independent registered public accountant.

PROPOSAL to elect the four identified Class II directors.

Leighton M. Cubbage	James B. Orders, III
David G. Ellison	William B. Sturgis

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
listed (except as marked to the contrary)	to vote for all nominees

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

PROPOSAL to approve the 2010 Southern First Bancshares, Inc. Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL to approve an advisory (non-binding) proposal on the compensation of our named executive officers as disclosed in the proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL to grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient affirmative votes present at the Annual Meeting to adopt the Amendment.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL to ratify the appointment of Elliott Davis, LLC as our independent registered public accountant for the fiscal year ended December 31, 2009.

Dated: _________________________, 2010	Dated: _________________________, 2010

Signature of Shareholder(s)	Signature of Shareholder(s	)

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.